Exhibit 10.2

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION STATEMENT IS NOT REQUIRED UNDER THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR UNDER APPLICABLE STATE SECURITIES LAWS.

As of February 5, 2007	$3,000,000

Secured Promissory Note

Due March 1, 2007

Latin Node, Inc., a Florida corporation; Latin Node, LLC, a Florida limited liability company; Latinode Communications Corporation, a Florida corporation; NSite Software, LLC, a Florida limited liability company; Tropical Star Communications, Inc., a Florida corporation; TS Telecommunications, Inc., a Florida corporation; and Total Solutions Telecom, Inc., a Florida corporation; Honduras S.A., a Honduras corporation; and Latin Node Europe, GmBH, a German corporation (collectively, jointly and severally, the “Company”), promises to pay to the order of ELANDIA, INC., a Delaware corporation or its assigns (the “Holder”), the principal sum of up to Three Million Dollars ($ 3,000,000), on or before March 1, 2007 (the “Maturity Date”), together with accrued interest thereon.

Interest on the principal amount of this Note shall accrue at the rate (the “Contract Rate”) of ten percent (10%) per annum, compounded annually, from the original date of issuance of this Note. Interest on the outstanding principal balance of this Note shall accrue and be payable in cash or other immediately available funds to the Holder upon the Maturity Date. Any amount of principal or interest on this Note which is not paid when due shall bear interest (“Default Interest”) at the rate of twenty-four percent (24.0%) per annum above the Contract Rate. All interest accrued on the outstanding principal balance of this Note shall be payable in immediately available funds to the Holder upon the earlier of (i) the Maturity Date, or (ii) upon acceleration of all amounts due and owing hereunder in accordance with the terms hereinafter set forth. Interest will be computed on the basis of a 360-day year based upon the actual number of days elapsed. All payments shall be made at such address as the Holder shall hereafter give to the Company by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of Miami, Florida are authorized or required by law or executive order to remain closed. This Note shall be secured pursuant to the terms of (a) the Security Agreement dated as of the date hereof among the Company and Holder and (b) the Stock Pledge Agreement dated as of the date hereof between Latin Node, Inc. and Holder.

The principal amount of this Note may not be paid before the Maturity Date without the prior written consent of the Holder.

This Note is being issued pursuant to an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder.

This Note is otherwise made on the following terms and conditions:

Event of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a) nonpayment by the Company of any portion of the principal or interest due under this Note or to any holder of the Company’s indebtedness for borrowed money or capitalized lease obligations as and when due;

(b) the Company (i) suspending or discontinuing its business, (ii) making an assignment for the benefit of creditors, (iii) generally not paying its debts as such they become due, (iv) admitting in writing an inability to pay its debts as they become due, (v) filing a voluntary petition in bankruptcy or having an involuntary petition in bankruptcy filed against it, (vi) becoming insolvent, (vii) filing any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of its debts or for liquidation, dissolution or other similar relief, (viii) petitioning or applying to any court for any receiver, custodian, or trustee for all or substantially all of its assets or be the subject of any such proceeding filed against it, (ix) filing an answer admitting or not contesting the material allegations of any such involuntary petition filed against it, as described in subsection (v) above, or any order, judgment, or decree approving such petition in any such proceeding, (x) seeking, approving, consenting to, or acquiescing in any such proceeding for the appointment of any such trustee, receiver, custodian, liquidator or agent for it or any substantial part of its property or if an order is entered appointing any such trustee, receiver, custodian, liquidator or agent, or (xi) taking any formal action for the purpose of effectuating any of the foregoing;

(c) an order for relief being entered under the United States bankruptcy laws or if any other decree or order is entered by a court having jurisdiction (i) adjudging the Company bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of the Company or its property under the United States bankruptcy laws or any other applicable federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for the Company or for any substantial part of the Company’s property, or (iv) ordering the winding up or liquidation of the affairs of the Company; and

(d) a breach by the Company of any obligations under, or the occurrence of a default or event of default under, any other agreements between Company or any of its subsidiaries and Holder or between Company or any of its subsidiaries and any other creditor.

Remedies. Upon the occurrence of an Event of Default, at the option of the Holder, this Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the sum of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this

Note to the date of payment (the “Mandatory Prepayment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) (the then outstanding principal amount of this Note to the date of payment plus the amounts referred to in clauses (x) and (y) shall collectively be known as the “Default Sum”), all without demand, presentment or notice, and all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection. The Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

Use of Proceeds. The Company shall use the proceeds of this Note solely for Company’s business purposes as approved by Holder.

Entire Agreement; Amendment; Waiver. This Note, together with the Security Agreement, Stock Pledge Agreement and all other documents evidencing, securing or otherwise relating to the indebtedness evidenced hereby, constitute the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Note may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and the Holder. No failure to exercise, and no delay in exercising, any right, power or privilege under this Note shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Company and the Holder. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

Representations of the Company. The Company (and each entity constituting Company, jointly and severally) represents and warrants to Holder as follows:

(a) execution and delivery of this Note and the other Loan Documents and performance by the Company of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on part of the Company in accordance with all applicable organizational documents.

(b) This Note and all other Loan Documents have been duly executed and delivered by the Company and constitute the legal, valid, binding and enforceable obligation of the Company, enforceable against Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies or by other equitable principles of general application.

(c) The Company has obtained all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations hereunder.

(d) There are no state statutes or other “anti-takeover” laws applicable to the Company or to the issuance of this Note by the Company which would have, among other things, the effect of nullifying the transactions contemplated by this Note or the other Loan

Documents, or, to the extent there are such applicable state statutes or other “anti-takeover” laws, the Company and its executive and management officers have taken all steps necessary under such statutes or laws to render them inapplicable to the Company and the issuance of this Note.

(e) There is no litigation pending, or, to the knowledge of the Company, threatened, against the Company.

Miscellaneous.

(a) Nothing, herein contained, nor any transaction related hereto, shall be construed or so operate as to require the Company to pay interest at a greater rate than is now lawful in such case to contract for, or to make any payment, or to do any act contrary to law. Should any interest or other charges paid by the Company, or parties liable for the payment of this Note, in connection with the loan evidenced by this Note, or any document delivered in connection with said loan, result in the computation or earning of interest in excess of the maximum legal rate of interest which is legally permitted by law, then any and all such excess shall be and the same is hereby waived by the Holder hereof, and any and all such excess shall be automatically credited against and in reduction of the principal balance due under this Note, and the portion of said excess which exceeds the principal balance due under this Note shall be paid by the Holder to the Company.

(b) The Holder shall be deemed to be the owner of this Note for all purposes, and the full payment of interest and principal under this Note to the Holder shall constitute the full and complete discharge of the Company for such purposes.

(c) This agreement and the rights, obligations and duties of the Company hereunder shall not be assignable or otherwise transferable by Company. The Holder may transfer or assign any or all of its rights and obligations under this Note.

(d) No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

(e) This agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, their heirs, executors, administrators, personal representatives, successors in interest and permitted assigns.

(f) In the event the Holder shall employ legal counsel to protect its rights hereunder or to enforce any term or provision hereof or under any of the Loan Documents, such attorneys’ fees and other legal expenses shall be payable by Company to the Holder upon demand. The Company shall pay all fees and expenses of the Holder in connection with the negotiation and consummation of this Note and the Loan Documents.

(g) Company agrees that from time to time hereafter, upon request, it will, at its sole expense, execute, acknowledge and deliver such other instruments and documents and take such further action as may be reasonably necessary to carry out the intent of this agreement and the Loan Documents.

(h) THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF FLORIDA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN MIAMI, FLORIDA FOR A DISPUTE ARISING OUT OF OR RELATED TO THIS NOTE OR THE LOAN DOCUMENTS. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE OR THE OTHER LOAN DOCUMENTS. THE COMPANY WAIVES ANY OBJECTION WHICH THE COMPANY MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY THE HOLDER UNDER THIS NOTE OR THE OTHER LOAN DOCUMENTS IN ANY STATE OR FEDERAL COURT LOCATED IN MIAMI-DADE COUNTY, FLORIDA AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE HOLDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH HAS JURISDICTION OVER THE COMPANY OR ITS PROPERTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS, MAKE THE LOANS AND EXTEND THE OTHER FINANCIAL ACCOMMODATIONS CONTEMPLATED HEREUNDER AND THEREUNDER.

(i) All exhibits and documents referred to in this agreement shall be deemed incorporated herein by any reference thereto as if fully set out.

(j) This agreement may be executed in one or more counterparts (all counterparts together reflecting the signature of all parties) each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(k) Company hereby irrevocably (i) consents to the jurisdiction of the courts of the State of Florida and of any federal court located in Miami-Dade County, Florida in connection with any action or proceeding arising out of or relating to this agreement, or any other document or exhibit relating hereto or delivered in connection therewith and (ii) consents that service of legal process in any such action or proceeding may be made in any manner permitted by the rules of practice and procedure applicable to such courts.

(l) The enumeration of the Holder’s rights and remedies set forth in this agreement is not intended to be exhaustive and the exercise by the Holder of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Loan Documents or under any other agreement between the Company and the Holder or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Holder in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Company and the Holder or the Holder’s employees shall be effective to change, modify or discharge any provision of this agreement or to constitute a waiver of any Event of Default.

(m) From and at all times after the date of this Note, and in addition to all of the Holder’s other rights and remedies against the Company, the Company agrees to hold the Holder harmless from, and to indemnify the Holder against, all losses, damages, costs and expenses (including, but not limited to, attorneys’ fees, costs and expenses) incurred by the Holder from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution or performance of, this Note and the other Loan Documents; provided, however, that the foregoing indemnification shall not protect Holder from loss, damage, cost or expense directly attributable to Holder’s willful misconduct or gross negligence. All of the foregoing losses, damages, costs and expenses of the Holder shall be payable by the Company upon demand by the Holder.

(n) All agreements, covenants, representations and warranties contained herein or made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall survive the execution and delivery of this Note and the other Loan Documents.

(o) Headings and Captions. Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this agreement.

(p) Notice. All notices, requests, demands and other communications permitted or required hereunder shall be in writing, and either (i) delivered in person, (ii) sent by express mail or other overnight delivery service providing receipt of delivery, (iii) mailed by certified or registered mail, postage prepaid,. return receipt requested, or (iv) sent by telex, telegraph or other facsimile transmission as follows:

If to Company addressed or delivered in person to:

Latin Node, Inc.

9800 NW 41 St., #200

Miami, FL 33178

Telephone: (305) 592-4848

Facsimile: (305) 592-4949

Attention: Jorge Granados

With a copy to:

Alfred G. Smith

Shutts & Bowen LLP

1500 Miami Center

201 South Biscayne Boulevard

Miami, Florida 33131

Telephone: (305) 347-7364

Facsimile: (305) 347-7764

If to the Holder, addressed or delivered in person to:

Elandia, Inc.

1500 Cordova Road, Suite 312

Ft. Lauderdale, Florida 33316

Telephone: (954) 728-9090

Facsimile: (954) 728-9080

Attention: Harry Hobbs

With a copy to:

Seth P. Joseph

Carlton Fields, P.A.

International Place, Suite 4000

100 S.E. Second Street

Miami, Florida 33131

Telephone: (305) 539-7265

Facsimile: (305) 530-0055

or to such other address as either party may designate by notice in accordance with this Section.

Any such notice or communication, if given or made by prepaid, registered or certified mail or by recorded express delivery, shall be deemed to have been made when actually received, but not later than three (3) business days after the same was properly posted or given to such express delivery service and if made properly by telex, telecopy or other facsimile transmission such notice or communication shall be deemed to have been made at the time of dispatch.

(q) If any portion of this agreement is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein, which may remain effective, and to this end this agreement is declared to be severable.

(r) Time is of the essence in this agreement.

(s) No waiver of a default, breach or other violation of any provision of this agreement shall operate or be construed as a waiver of any subsequent default, breach or other violation or limit or restrict any right or remedy otherwise available. No delay or omission on the part of the Holder to exercise any right or power arising by reason of a default shall impair any such right or power or prevent its exercise at any time during the continuance thereof.

(t) Gender and Pronouns. Throughout this agreement, the masculine shall include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

(u) Entire Agreement. This Note and the Loan Documents constitute the entire agreement of the parties and supersede any and all other prior agreements, oral or written, with respect to the subject matter contained herein.

(v) Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing, economic loss and without any bond or other security being required.

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IN WITNESS WHEREOF, the Company has signed and sealed this Note on this 5th day of February, 2007.

LATIN NODE, INC.

By:	/s/ Jorge Granados
Name:	Jorge Granados
Title:	President

Latin Node, LLC, a Florida limited liability company

By:	/s/ Jorge Granados
Name:	Jorge Granados
Title:	Manager

Latinode Communications Corporation, a Florida corporation

By:	/s/ Jorge Granados
Name:	Jorge Granados
Title:	President

NSite Software, LLC, a Florida limited liability company

By:	/s/ Jorge Granados
Name:	Jorge Granados
Title:	Manager

Tropical Star Communications, Inc., a Florida corporation

By:	/s/ Jorge Granados
Name:	Jorge Granados
Title:	President

TS Telecommunications, Inc., a Florida corporation

By:	/s/ Jorge Granados
Name:	Jorge Granados
Title:	President

Total Solutions Telecom, Inc., a Florida corporation

By:	/s/ Jorge Granados
Name:	Jorge Granados
Title:	President

Latin Node Europe, GmBH, a German corporation

By:	/s/ Victor Ias P. Rizza
Name:	Victor Ias P. Rizza
Title:	Managing Director

Crossfone Honduras S.A.

By:	/s/ Jorge Granados
Name:	Jorge Granados
Title:	President